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                                                                     EXHIBIT 8.1



                [OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM]



                                                     February 11, 1999



Rutherford-Moran Oil Corporation
5 Greenway Plaza
Suite 220
Houston, Texas 77046

Ladies and Gentlemen:

                  We have acted as counsel to Rutherford-Moran Oil Corporation ("Rutherford-Moran"), a Delaware corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger, dated as of December 23, 1998 (the "Merger Agreement"), by and among Chevron Corporation, a Delaware corporation, Merger Sub, a Delaware corporation and a wholly owned subsidiary of Chevron, and Rutherford-Moran, and (ii) the preparation and filing of the Registration Statement dated February 11, 1999 (the "Registration Statement"), which includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Ex-



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Rutherford-Moran Oil Corporation
February 11, 1999
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change Act of 1934, as amended. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

                  In connection with this opinion, we have examined the Merger Agreement, the Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents that we have examined and the facts concerning the Merger that have come to our attention during our engagement and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus.

                  Subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in the Proxy Statement/Prospectus under the heading "Certain United States Federal Income Tax Consequences of the Merger" ("the Discussion") and the fact that the Discussion is a summary and does not purport to discuss all possible United States federal income tax consequences of the Merger to Rutherford-Moran stockholders, we are of the opinion that the Discussion states



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Rutherford-Moran Oil Corporation
February 11, 1999
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the material United States federal income tax consequences of the Merger to
Rutherford-Moran stockholders. We express no opinion as to whether the Discus-sion addresses all of the United States federal income tax consequences of the Merger. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax considerations, other than as set forth in the Discussion. Further, there can be no assurances that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

                  In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are



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Rutherford-Moran Oil Corporation
February 11, 1999
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under no obligation to supplement or revise our opinion to reflect any changes
(including changes that have retroactive effect) (i) in applicable law or (ii) if any information, document, corporate record, covenant, statement, representation or assumption on which our opinion is based becomes untrue or incorrect.

                  This letter is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement " and to the reference to our firm under the heading "Legal Matters" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM